UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

January 28, 2013 (January 27, 2013)
Date of Report (Date of earliest event reported)

HELIX ENERGY SOLUTIONS GROUP, INC.
_____________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	001-32936	95-3409686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

400 North Sam Houston Parkway E. Suite 400 Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-618-0400

N/A
_____________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment No. 1 to Equity Purchase Agreement

On January 27, 2013, Helix Energy Solutions Group, Inc., a Minnesota corporation (“Helix”) and Talos Production LLC, a Delaware limited liability company (“Talos”) entered into Amendment No. 1 (the “Amendment”) to the Equity Purchase Agreement (the “Purchase Agreement”) dated December 13, 2012 between Helix and Talos.  Pursuant to the Purchase Agreement, Helix agreed to sell and Talos agreed to purchase all of the outstanding equity in Energy Resource Technology GOM, Inc., a Delaware corporation (“ERT”), representing Helix’s oil and gas exploration business in the Gulf of Mexico.  Helix and Talos are collectively referred to herein as the “Parties.”

Pursuant to the Amendment, the Parties agreed to amend the Purchase Agreement to provide as follows:

·
At or prior to Closing, Talos will provide one or more bonds to BOEM in an amount sufficient to obtain a complete release of Helix’s existing financial guarantee to BOEM of ERT’s lease obligations with respect to the Shelf Properties (as defined in the Amendment).

·
With respect to the Deep Water Properties (as defined in the Amendment), Talos will promptly, but in any event within eighty (80) days after Closing, take all actions required by BOEM to obtain a complete release of Helix’s existing financial guarantee to BOEM of ERT’s lease obligations, including providing one or more supplemental bond(s) to BOEM in amounts sufficient to secure all lease obligations as specified or estimated by BOEM.

·
In addition, until Helix’s financial guarantee is released by BOEM, Talos will use commercially reasonable efforts to ensure BOEM seeks any damages first against the bonds provided by Talos prior to seeking damages against Helix’s guarantee, and Talos will also provide one or more bond(s) to Helix in the amount of $11,400,000 to guarantee ERT’s lease obligations with respect to the Deep Water Properties.

·
Talos’s restriction against drilling new wells as contemplated under the Purchase Agreement will not apply to the Shelf Properties once Helix’s financial guarantee to BOEM with respect to the Shelf Properties is released.

·
To the extent Talos or ERT are required to provide collateral in excess of $100,000,000 in order to secure bond(s) to BOEM in order to obtain a full release of Helix’s existing financial guarantee to BOEM with respect to ERT’s lease obligations with respect to the Deep Water Properties, Helix will provide one or more one-year irrevocable letter(s) of credit (the “LOC(s)”) to the surety providing the supplemental bond(s) to BOEM.  Helix’s obligations with respect to the LOC(s) shall not exceed $50,000,000 or extend for a period beyond one year.

·
Talos will use commercially reasonable efforts to obtain agreement from each surety bond issuer that any LOC(s) will only be called after all bond collateral posted by Talos with respect to each such bond has been called, executed upon and exhausted.

·
Talos will provide each issuer of the supplemental bond(s) with respect to the Deep Water Properties substitute collateral in substitution of each LOC in order to prevent the bond issuer(s) from drawing on such LOC resulting from default of a direct contractual obligation pursuant to a surety contract or pending expiration, and Talos will indemnify Helix from any and all losses in the event an LOC is drawn as a result of Talos’s failure to provide substitute collateral.

·	Talos and ERT will pay Helix for all direct expenses and certain other fees associated with obtaining the LOC(s).

The foregoing description of the Amendment is qualified by reference in its entirety to a copy of the Amendment, which is filed herewith as an exhibit and incorporated herein by reference.  Defined terms not defined herein shall have the meaning ascribed to them in the Purchase Agreement, as amended.

Item 7.01 Regulation FD Disclosure

While we have not yet completed our financial statements for the fiscal quarter ended December 31, 2012,  our average net oil and natural gas production for the quarter ended December 31, 2012 and for December 2012 was 15,637 barrel of oil equivalent ("Boe") per day and 16,155 Boe per day, respectively.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                      Description

10.1	Amendment No. 1 to Equity Purchase Agreement dated January 27, 2013, between Helix Energy Solutions Group, Inc. and Talos Production LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIX ENERGY SOLUTIONS GROUP, INC.

By: /s/ Anthony Tripodo
Anthony Tripodo Executive Vice President and Chief Financial Officer

Date: January 28, 2013

Index to Exhibits

Exhibit No.                      Description

10.1	Amendment No. 1 to Equity Purchase Agreement dated January 27, 2013, between Helix Energy Solutions Group, Inc. and Talos Production LLC.